UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ESS TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
General
Record Date; Voting Securities
Solicitation
Voting Procedures
Revocability of Proxies
Voting and Quorum
Householding of Proxy Materials
Electronic Delivery of Proxy Materials and Annual Report
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees
Corporate Governance
Compensation of Directors
DIRECTOR COMPENSATION
REQUIRED VOTE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to PricewaterhouseCoopers LLP
Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
REQUIRED VOTE
COMMON OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants In Last Fiscal Year
Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
Equity Compensation Plan Information(1)
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
General
Stock Options
Compensation of Executive Officers
Compensation of the Chief Executive Officer
Deductibility of Executive Compensation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
INCORPORATION BY REFERENCE
CERTAIN BUSINESS RELATIONSHIPS
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER BUSINESS
IMPORTANT
ESS TECHNOLOGY, INC. Charter for the Audit Committee of the Board of Directors
Purpose and Powers
Charter Review
Membership
Meetings
Responsibilities
Reports

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 18, 2006

To the Shareholders of ESS Technology, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of ESS Technology, Inc. (the “Company”) will be held on Monday, December 18, 2006 at 2:00 p.m., local time at the Fremont Marriott, located at 46100 Landing Parkway, Fremont, CA 94538, for the following purposes:

1. To elect directors of the Company, each to serve until the next Annual Meeting, until his or her successor has been elected and qualified, or until his or her earlier resignation or removal;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on October 27, 2006 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. We cordially invite you to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting and the presence of a quorum at the Annual Meeting, please vote as soon as possible, even if you plan to attend the Annual Meeting. Most shareholders have three options for submitting their vote: (1) via the Internet, (2) by phone, or (3) by mail, using the paper proxy card. If you vote and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. At the Annual Meeting, we will also report on our business results and other matters of interest to the shareholders.

By Order of the Board of Directors

JAMES B. BOYD
Chief Financial Officer, Senior Vice President
and Assistant Secretary

Fremont, California
November 8, 2006

IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible. If a quorum is not reached, the Company will have the added expense of re-issuing these proxy materials. If you attend the Annual Meeting and so desire, you may withdraw your proxy and vote in person.

Thank you for acting promptly.

ESS TECHNOLOGY, INC.
48401 Fremont Blvd.
Fremont, CA 94538
(510) 492-1088

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 18, 2006

General

This Proxy Statement is furnished in connection with the solicitation on behalf of the board of directors (the “Board of Directors” or the “Board”) of ESS Technology, Inc., a California corporation (the “Company,” “ESS,” “we,” “us” or “our”), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, December 18, 2006 at 2:00 p.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Fremont Marriott, located at 46100 Landing Parkway, Fremont, CA 94538. The telephone number at that location is (510) 413-3700.

We have summarized below important information with respect to the Annual Meeting.

Record Date; Voting Securities

The Board of Directors has fixed the close of business on October 27, 2006 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record on that date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 39,179,321 shares of common stock issued and outstanding (collectively, the “Shares”) and approximately 181 shareholders of record.

Solicitation

The proxy solicitation materials, which consist of this Proxy Statement, the proxy card and the Annual Report to Shareholders for the fiscal year ended December 31, 2005, were mailed on or about November 8, 2006 to all shareholders of record on the Record Date.

The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation of proxies.

Voting Procedures

You may vote via the Internet or by telephone.  If you hold your Shares in street name, you may submit your proxy from any location in the world via the Internet by following the instructions on the voting instruction form. If you hold your Shares in street name and you live in the United States or Canada, you may submit your proxy by telephone by following the instructions on the voting instruction form. Holding Shares in “street name” means your Shares are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by mail.  To vote by mail, please sign your proxy card and return it in the enclosed, postage-prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your Shares will be voted in accordance with your instruction. If you received more than one proxy card, it means that you hold Shares in more than one account. Please sign and return all proxy cards to ensure that all your Shares are voted.

You may vote in person at the Annual Meeting.  We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If your Shares are held in street name and you wish to attend and vote at the Annual Meeting, you must notify your stockbroker, bank or other nominee and obtain the proper documentation to vote your Shares at the Annual Meeting.

Revocability of Proxies

You may revoke your proxy at any time prior to the start of the Annual Meeting by (1) submitting a later-dated vote, in person at the Annual Meeting, via the Internet, by telephone or by mail (see “Voting Procedures”), or (2) delivering instructions to the Assistant Secretary of the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, a proxy properly marked, dated, signed and received will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the shareholder.

Voting and Quorum

Each Share is entitled to one vote on all matters. With respect to the election of directors, the five directors receiving the highest number of votes of the Shares of common stock present in person or represented by proxy at the Annual Meeting and voting on the election of directors will be elected. Votes against a director nominee and votes withheld shall have no legal effect. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of the Shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In addition, the Shares voting affirmatively on any matter must also constitute at least a majority of the required quorum. In general, California law also provides that a quorum consists of a majority of the Shares entitled to vote, represented either in person or by proxy. The affirmative vote of a majority of the Shares present and entitled to vote will be required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

The Inspector of Elections will tabulate the votes cast by proxy or in person at the Annual Meeting. The Inspector of Elections will also determine whether or not a quorum is present. The Inspector of Elections will treat abstentions on any matter as present and entitled to vote for purposes of determining the presence or absence of a quorum, and as voting on the proposal in determining the total number of votes cast with respect to a proposal submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against the proposal. If a broker indicates on an enclosed proxy or its substitute that it does not have discretionary authority to vote on a particular matter (a “Broker Non-Vote”), the shares covered by such proxy will be counted as present and entitled to vote for purposes of determining the presence or absence of a quorum, but will not be considered as voting with respect to that particular matter. Abstentions can have the effect of preventing approval of the appointment of the Company’s registered public accounting firm. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and Broker Non-Votes, we believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning determination of a quorum and voting of shares.

If not revoked and if no instructions are indicated on the proxy card with respect to one or more items, the proxy will be voted (1) “FOR” the election of directors in the manner described in the Proxy Statement, (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, and (3) in the discretion of the proxies as to other matters that may properly come before the Annual Meeting.

Since the Annual Meeting has been changed to a date more than 30 days from the anniversary of the previous Annual Meeting and because the Company was not notified of any shareholder proposals within a reasonable amount of time before the mailing of this proxy statement, management intends to use its discretionary voting authority to vote on any proposal that may be brought at the Annual Meeting and any adjournments or postponements thereof. Therefore, if not revoked, the proxy will be voted as the proxy holders deem advisable on any other matters that may come before the Annual Meeting.

The Company will announce preliminary voting results at the Annual Meeting. Final voting results will be published in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”).

Householding of Proxy Materials

In an effort to conserve natural resources, as well as reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Investor Relations, ESS Technology, Inc., 48401 Fremont Blvd., Fremont, CA 94538, or visit our website at www.esstech.com. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Electronic Delivery of Proxy Materials and Annual Report

If you received your annual meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your shareholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can easily submit your shareholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Please check the information provided in the proxy materials mailed to you by your stockbroker, bank, or other nominee regarding the availability of this service. Your electronic delivery enrollment will be effective until you cancel it.

The Company will provide a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended (the “10-K”), including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request. The written request should be sent to: Investors Relations, ESS Technology, Inc., 48401 Fremont Blvd., Fremont, CA 94538. Exhibits to the 10-K may be obtained upon written request and payment of the Company’s reasonable expenses in furnishing such exhibits.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws currently provide that the number of directors shall not be less than five or more than nine. The size of the Company’s Board of Directors is currently set at five members. The Board has nominated the five persons named below to serve as directors to hold office until the next annual meeting of shareholders, until their respective successors have been elected and qualified or until such directors’ earlier resignation or removal. The five nominees receiving the highest number of votes of the Shares present in person or represented by proxy at the Annual Meeting and voting on the election of directors will be elected. All of the nominees have served as directors of the Company since the last annual meeting of shareholders. If any nominee for any reason is unable to serve, or for good cause, will not serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

David S. Lee will not be standing for re-election as a director. We would like to express our appreciation and gratitude for the contributions Mr. Lee has made to the Company over his many years of service.

Nominees

The names of the nominees, and certain information about them as of October 15, 2006 are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Fred S.L. Chan	59	Chairman of the Board of Directors of the Company	1986
Robert L. Blair	58	President and Chief Executive Officer of the Company	1999
Gary L. Fischer(1)	55	Vice President and Chief Financial Officer of eRide, Inc.	2004
Peter T. Mok(1)(2)(3)	53	President and Chief Executive Officer of KLM Capital Management, Inc.	1993
Alfred J. Stein(1)(3)	73	Director of Advanced Power Technology	2003

(1)	Member of the Audit Committee of the Board.

(2)	Member of the Compensation Committee of the Board.

(3)	Member of the Corporate Governance and Nominating Committee of the Board.

Fred S.L. Chan has been a director since January 1986 and has served as Chairman of the Board since October 1992. Mr. Chan is also the Chairman of the Board for Vialta, Inc., a privately-held company, and has served in that capacity since September 1999. Mr. Chan served as President and Chief Executive Officer of Vialta from September 1999 to August 2001. Mr. Chan served as our President from November 1985 until October 1996 and from February 1997 to September 1999. He served as our Chief Executive Officer from June 1994 until September 1999. Mr. Chan served as our Chief Financial Officer from October 1992 to May 1995. From 1984 to 1985, Mr. Chan was founder, President and Chief Executive Officer of AC Design, Inc., a VLSI chip design center providing computer aided design (CAD), engineering and other design services. From 1982 to 1984, he was co-founder, President and Chief Executive Officer of CADCAM Technology, Inc., a company in the business of computer aided engineering (CAE) systems development. Mr. Chan holds B.S.E.E. and M.S.C. degrees from the University of Hawaii.

Robert L. Blair has been our President and Chief Executive Officer since September 1999. Mr. Blair was elected as a director in 1999. Mr. Blair served as our Executive Vice President of Operations and member of the Office of the President from April 1997 to September 1999. From December 1994 to March 1997, he was our Vice President of Operations. From December 1991 to November 1994, he was Senior Vice President of Operations (Software Packaging & Printing Division) of Logistix Corporation, a software turnkey company, and from 1989 to November 1991, he was Vice President and co-owner of Rock Canyon Investments, a real estate development-planning firm in California. From 1986 to 1989, he held various positions at Xidex Corporation, a computer diskette manufacturer, including President and General Manager at XEMAG, a division of Xidex Corporation. From 1973 to 1986, he held several positions including Vice President, High Reliability Operations at Precision Monolithics, Inc.

Gray L. Fischer has served as a director since August 2004. Since December 2005 Mr. Fischer has served as Vice President and Chief Financial Officer of eRide, Inc., a privately held GPS technology company. Previously Mr. Fischer served as the Acting Chief Financial Officer of Integrated Silicon Solution, Inc. (“ISSI”) from November 2005 to February 2006. Mr. Fischer served as the President and Chief Operating Officer of ISSI from April 2001 and Chief Financial Officer from November 2002. He served as Executive Vice President and Chief Financial Officer of ISSI from April 1995 to March 2001, and as Vice President and

Chief Financial Officer of ISSI from June 1993 to March 1995. Mr. Fischer has been a member of the Board of ISSI since March 2001 and a member of the Board of Pericom Semiconductor since May 2005. From January 1989 to December 1992, Mr. Fischer was Chief Financial Officer of Synergy Semiconductor Corporation, a manufacturer of high performance SRAM and logic integrated circuits. Mr. Fischer holds an M.B.A. degree from the University of Santa Clara and a B.A. degree from the University of California, Santa Barbara.

Peter T. Mok has served as a director since May 1993.  Mr. Mok is currently the President and Chief Executive Officer of KLM Capital Management, Inc., a venture capital management company, and has served in that capacity since July 1996. From July 1994 to July 1996, Mr. Mok was Senior Manager, Investment Banking, of DBS Ltd. From June 1992 to July 1994, he was Senior Vice President, Manager and a director of Transpac Capital, Inc., a venture capital management company that is a wholly owned subsidiary of Transpac. Mr. Mok holds a B.S. degree in Business Administration from San Jose State University. Mr. Mok also serves on the boards of several private companies.

Alfred J. Stein has served as a director since April 2003. Mr. Stein is an independent consultant to technology companies and has spent more than 45 years in the semiconductor industry. From 1982 until 1999 Mr. Stein served as Chairman of the Board and Chief Executive Officer of VLSI Technology, Inc., which was acquired by Philips Electronics in 1999. Previously, Mr. Stein served as Chief Executive Officer of Arrow Electronics, Vice President and Assistant General Manager of Motorola’s Semiconductor Sector, and Vice President and General Manager for the Electronics Devices Division of Texas Instruments. Currently, Mr. Stein serves on the board of Simtek Corp. and several private start-up companies. Mr. Stein holds a B.S. degree in physics from St. Mary’s University of Texas and an M.S. degree in mathematics from Southern Methodist University.

There are no family relationships among any of the directors or executive officers of the Company.

Corporate Governance

Governance Principles

All of ESS’ corporate governance materials, including the committee charters and the Code of Ethics, are published on the governance section of ESS’ website at www.esstech.com. The Board regularly reviews corporate governance developments and modifies these principles, charters and practices as warranted. Any modifications are reflected on our website.

Director Independence

It is the Board’s objective that at least a majority of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with ESS that would impair his or her independence. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the rules of the Nasdaq Market (the “Nasdaq Rules”). The Board will consider all relevant facts and circumstances, including the items disclosed under “Transactions with Management and Others” below, in making an independence determination. The Board has determined that the following directors satisfy the Nasdaq Market’s independence requirements: Gary Fischer, David S. Lee, Peter T. Mok and Alfred Stein.

The Board currently has a standing Compensation Committee, Corporate Governance and Nominating Committee, and Audit Committee which was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934” or the “Exchange Act”). All members of the Audit, Compensation and Corporate Governance and Nominating Committees must be independent directors. Members of the Audit Committee must also satisfy an additional SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from ESS or any of its subsidiaries other than their directors’ compensation. The Board has affirmatively determined that all members of the Audit, Compensation and Corporate Governance and Nominating Committees satisfy the relevant Nasdaq Market and SEC independence requirements.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial and accounting officer, controller and certain other senior financial management. The Code of Ethics is posted on the Company’s website at http://www.esstech.com. If any substantive amendments are made to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s Chief Executive Officer, Chief Financial Officer or Controller, the Company will disclose the nature of such amendment or waiver on its website or in a report on Form 8-K.

Shareholder Communications

Our Board of Directors welcomes communications from our shareholders. Shareholders may send communications to the Board of Directors, or to any director in particular, c/o James B. Boyd, Assistant Secretary, ESS Technology, Inc., 48401 Fremont Blvd., Fremont, CA 94538. Any correspondence addressed to the Board of Directors or to any one of our directors in care of the Assistant Secretary is forwarded to the addressee without review. The independent directors of the Board review and approve the shareholder communication process periodically to ensure effective communication with shareholders.

Director Attendance at Annual Meetings

Our policy is to encourage the members of our Board of Directors to attend our annual meetings. Five members of our Board of Directors attended the 2005 Annual Meeting of Shareholders.

Executive Sessions

Since 2004 independent directors have met in at least two regularly scheduled executive sessions each year. The sessions are scheduled and chaired by the Chairman of the Corporate Governance and Nominating Committee. Any independent director may request that an additional executive session be scheduled.

Board Meetings

The Board held thirteen meetings in 2005, including telephone conference meetings, and each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of the committees of the Board on which he served during 2005.

Board Committees

Each of the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee operates under a written charter approved by the Board. The amended and restated charter for the Audit Committee is attached to this Proxy Statement as Appendix A. The charters of the Compensation Committee and Nominating Committee are available on the Company’s website at www.esstech.com.

The Audit Committee of the Board consisted of four independent, non-employee directors: David S. Lee, Peter T. Mok, Alfred J. Stein and Gary L. Fischer, the Chairman of the Audit Committee. Each Audit Committee member qualifies as an audit committee financial expert as defined by SEC rules. The Audit Committee held nine meetings in 2005. The Audit Committee has determined that the provision of non-audit services by the independent registered public accounting firm in 2005 is compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee’s responsibilities are to:

•	appoint, compensate, oversee, evaluate and replace, if necessary, the independent registered public accounting firm;

•	review and approve the scope of the annual internal and external audit;

•	review and pre-approve the engagement of the Company’s independent registered public accounting firm to perform audit and non-audit services and the related fees;

•	meet independently with the Company’s internal auditing staff, independent registered public accounting firm and senior management;

•	review disclosures from the Company’s independent registered public accounting firm regarding Independence Standards Board Standard No. 1;

•	review the integrity of the Company’s financial reporting process;

•	review the Company’s financial statements and SEC filings and disclosures;

•	monitor compliance with the Company’s Code of Ethics; and

•	establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters.

The Compensation Committee of the Board consisted of two independent, non-employee directors, David S. Lee and Peter T. Mok. The Compensation Committee held eight meetings in 2005. The Compensation Committee reviews and approves compensation and benefits for the Company’s key executive officers based on their performance, administers the Company’s stock purchase and equity incentive plans and makes recommendations to the Board of Directors regarding such matters.

The Corporate Governance and Nominating Committee of the Board consisted of two independent, non-employee directors, Alfred J. Stein and Peter T. Mok. The Corporate Governance and Nominating Committee held four meetings in 2005. The Corporate Governance and Nominating Committee makes recommendations to the Board regarding the size and composition of the Board, the compensation of new and existing directors and the size and composition of the various Board committees and other corporate governance matters. The Corporate Governance and Nominating Committee will consider nominees proposed by shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Corporate Governance and Nominating Committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the Assistant Secretary of the Company. See “Deadline for Receipt of Shareholder Proposals” for further discussion of the requirements for submitting a shareholder proposal.

In selecting candidates for the Board, the Corporate Governance and Nominating Committee strives for a variety of experience and background that adds depth and breadth to the overall character of the Board. Every effort is made to complement and supplement skills within the existing Board and strengthen any identified insufficiencies. In selecting the nominees, the Board evaluates prospective nominees against minimum standards and qualifications such as business experience, independence, character and acumen of candidates to collectively establish a number of areas of core competency of the Board, including business judgment, management, accounting and finance, industry and technology knowledge, knowledge of international markets and marketing. Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board.

In addition to considering candidates suggested by shareholders, the Corporate Governance and Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others. The Corporate Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Corporate Governance and Nominating Committee’s review is typically based on written materials provided with respect to the potential candidate. The Corporate Governance and Nominating Committee determines whether the candidate meets the Company’s minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Compensation of Directors

The employee directors are reimbursed for their reasonable expenses in attending meetings of the Board of Directors and do not receive cash compensation for their services. The non-employee directors received the quarterly retainer and meeting fees indicated below. The non-employee directors are also reimbursed for their reasonable expenses in attending meetings of the Board of Directors.

Quarterly Retainer	$5,000
Scheduled Meeting Fee*	$2,000
Special Meeting Fee**	$500
Additional Quarterly Committee Retainer:
Audit Committee Chair	$4,000
Audit Committee Member	$2,000
Other Committee Chair	$1,000
Other Committee Member	$500

*	$1,000 for each scheduled meeting attended via conference call.

**	For each special meeting, attended in person or via conference call, where board actions are required.

Non-employee directors of the Company are automatically granted options to purchase shares of the Company’s common stock pursuant to the terms of the Company’s 1995 Directors Stock Option Plan (the “Directors Plan”). Each non-employee director, upon becoming a member of the Board, is granted an option to purchase 40,000 shares of common stock under the Directors Plan (the “Initial Grant”). Thereafter, on the date of the annual meeting of shareholders each year, each non-employee director who will continue as a director is automatically granted an additional option to purchase 10,000 shares of common stock under the Directors Plan (the “Subsequent Grant”), provided the director has then served for six (6) months. Options granted under the Directors Plan have an exercise price equal to the fair market value of the Company’s common stock on the date of grant with a term of ten years. The fair market value of the common stock is determined based on the closing sales price on the NASDAQ Stock Market LLC (the “Nasdaq Market”) on the date of grant. Initial Grants become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and with respect to 1/48th of the shares on the same date of each succeeding month. Subsequent Grants vest and become exercisable with respect to 1/48th of the shares on the same date as the date of grant each month following the grant.

On the date of each annual meeting of shareholders, each member of the Audit Committee (including the Chairman) is granted an additional option to purchase 5,000 shares of common stock, vesting ratably over 12 months so long as he or she continuously serves as a member of the Audit Committee. In addition, the Chairman of the Audit Committee is granted an additional option to purchase 5,000 shares of common stock, vesting ratably over 12 months so long as he or she continuously serves as a member of the Audit Committee. When a director joins the Audit Committee between annual meetings of shareholders, he or she will receive a pro rated Audit Committee grant based on the number of months he or she serves on the committee prior to receiving his or her first annual grant. These options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant with a term of ten years. The fair market value of the common stock is determined based on the closing sales price on the Nasdaq Market on the date of grant.

DIRECTOR COMPENSATION

	Fees Earned or	Option Grants
Name	Paid in Cash ($)	(#)(1)

Gary L. Fischer	45,500	20,000	(2)
David S. Lee	43,000	15,000	(3)
Peter T. Mok	40,500	15,000	(3)
Alfred J. Stein	37,000	15,000	(3)

(1)	These options grants were awarded at $4.00 per share, the fair market value of the Company’s common stock on June 27, 2005, the date of the 2005 annual shareholder meeting.

(2)	10,000 options are awarded as a Subsequent Grant as defined above, 5,000 options are awarded for serving on the Audit Committee and 5,000 options are awarded for serving as Chairman of the Audit Committee.

(3)	10,000 options are awarded for a Subsequent Grant as defined above and 5,000 options are awarded for serving on the Audit Committee.

REQUIRED VOTE

If a quorum is present, the five nominees receiving the highest number of affirmative votes of Shares present and voting at the Annual Meeting in person or by proxy and voting on the election of directors shall be elected as directors.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH
OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements for fiscal year ending December 31, 2006 and recommends that the shareholders vote for ratification of such appointment. The approval of the independent registered public accounting firm by the shareholders is not required by law or by the Company’s Bylaws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table lists the aggregate fees paid for professional services rendered by PricewaterhouseCoopers LLP for all “Audit Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year	Fiscal Year
	2005	2004

Audit Fees	$1,027,500	$933,200
Tax Fees:
Tax compliance/preparation	302,945	398,725
Other tax services	264,090	84,950

Total Tax Fees	567,035	483,675
All Other Fees	2,320	2,220

Total	$1,596,855	$1,419,095

Audit Fees

The audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years 2005 and 2004, and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of the fiscal years 2005 and 2004. Audit fees for fiscal years 2005 and 2004 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

The tax fees for the years ended December 31, 2005 and 2004, respectively, were for tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for assistance in the preparation of ESS’ international, U.S. federal, state and local tax returns, tax audits and appeals, and transfer pricing documentation. Other tax services consist of tax advice related to mergers and acquisitions and restructuring of foreign corporations.

All Other Fees

All other fees for the years ended December 31, 2005 and 2004, respectively, were for subscription fees for the GAAP and GAAS rule related updates.

The Audit Committee of the Board has considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services listed above is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee has determined that the provision of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm consistent with applicable SEC rules. In general, the policy provides that (1) the pre-approval request must be detailed as to the particular services to be provided, (2) the Audit Committee must be informed about each service, and (3) the pre-approval may not result in a delegation of the Audit Committee’s responsibilities to the management of ESS. Pre-approval is generally provided for up to one year. The independent registered public accounting firm is prohibited from performing SEC prohibited non-audit services, including any management functions. Under the policy, prior to the engagement of the independent registered public accounting firm for the next year’s audit, management and the independent registered public accounting firm jointly submit a breakdown of services expected to be rendered during that year for each of the four categories of services described above, as well as the anticipated fees for such services, to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services and fees. The fees are budgeted and the Audit Committee receives periodic reports from management and the independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

REQUIRED VOTE

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Shares present and voting at the Annual Meeting in person or by proxy and constituting a majority of the required quorum.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

COMMON OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 15, 2006, known to the Company regarding the beneficial ownership of the Company’s common stock that has been provided to the Company with respect to the beneficial ownership of shares of (1) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (2) each of the Company’s directors, (3) each Named Executive Officer named in the Summary Compensation Table, and (4) all directors and executive officers as a group. Except as otherwise noted, the address of each person listed in the table is c/o ESS Technology, Inc., 48401 Fremont Blvd., Fremont, CA 94538.

	Shares Beneficially		Options
	Owned(1)		Exercisable on
		% of	or Before
	Number of	Common	December 14,
Name and Address	Shares	Stock	2006(1)

Fred S.L. Chan, Chairman(2)	4,338,677	10.8%	810,000
Annie M.H. Chan(2)	4,338,677	10.8%	—
FMR Corp.(3)	3,956,700	10.1%	—
82 Devonshire St.
Boston, MA 02109
Royce & Associates LLC(4)	2,283,900	5.8%	—
1414 Avenue of the Americas
New York, NY 10019
Brandes Investment Partners, L.P.(5)	2,487,285	6.3%	—
11988 El Camino Real, Suite 500
San Diego, CA 92130
Dimensional Fund Advisors, Inc.(6)	2,404,734	6.1%	—
1299 Ocean Avenue
Santa Monica, CA 90401
Robert L. Blair, Director, President and CEO	953,168	2.4%	929,944
James B. Boyd, CFO, Senior Vice President and Assistant Secretary	194,221	*	190,833
Gary L. Fischer, Director	48,126	*	48,126
c/o eRide, Inc.
3450 California Street
San Francisco, California 94118
David S. Lee, Director	87,917	*	87,917
c/o Spark Technology Corporation
185 Martinvale Lane
San Jose, CA 95119
Peter T. Mok, Director	51,667	*	51,667
c/o KLM Capital Management, Inc.
10 Almaden Blvd., Suite 988
San Jose, CA 95113
Alfred J. Stein, Director	60,000	*	60,000
All executive officers and directors as a group(7)	5,733,776	13.9%	2,178,487

*	Less than one percent of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable and except as indicated in the other footnotes to this table. As of October 15, 2006, 39,179,321 shares of the Company’s common stock were issued and outstanding. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after October 15, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Fred S. L. Chan and Annie M. H. Chan are husband and wife (the “Chans”). This amount includes 3,248,677 shares held by the Annie M.H. Chan Living Trust for the benefit of Annie M. H. Chan. This amount also includes 280,000 shares held by a trust for the benefit of Michael Y.J. Chan, a minor child who resides with the Chans. This amount does not include shares held in separate trusts for the benefit of Edward Y.C. Chan and David Y.W. Chan who are adult children of the Chans and do not reside with the Chans.

(3)	This information is based on the Form 13F filed by FMR Corp. on August 22, 2006 for the period ending June 30, 2006.

(4)	The Schedule 13G Amendment 1 filed by Royce & Associates LLC (“Royce”) on January 18, 2006 indicates that Royce is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940 and is the beneficial owner of 2,283,900 shares of the Company’s common stock.

(5)	This information is based on the Form 13F filed by Brandes Investment Partners, L.P. on August 14, 2006 for the period ending June 30, 2006.

(6)	This information is based on the Form 13F filed by Dimensional Fund Advisors, Inc. on July 28, 2006 for the period ending June 30, 2006.

(7)	Includes 280,000 shares held by an entity affiliated with a certain director as described in Note (2).

EXECUTIVE COMPENSATION

The following table shows the compensation earned by (1) the individual who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2005, and (2) each of the other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2005, (collectively the “Named Executive Officers”) and (3) the compensation received by each such individual for the Company’s two preceding fiscal years where applicable.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation
				Other Annual	Securities		All Other
Name and			Bonus	Compensation	Underlying		Compensation
Principal Position	Year	Salary ($)	($)	(1)($)	Options (#)		($)

Fred S.L. Chan	2005	328,000	—	948	540,000	(2)(3)	—
Chairman of the	2004	328,000	102,500	272	400,000	(2)(3)	31,500	(4)
Board of Directors	2003	328,000	672,000	64	—		—
Robert L. Blair	2005	328,000	—	350	346,666	(2)(5)	—
President and CEO	2004	328,000	103,000	272	—		13,980	(6)
	2003	328,000	150,000	64	400,000		—
James B. Boyd	2005	220,000	—	350	60,000	(2)(7)	—
CFO, Senior Vice	2004	220,000	255,000	272	30,000	(2)(7)	—
President and	2003	198,333	110,000	34	40,000		—
Assistant Secretary

(1)	Includes dollar value of annual premiums paid by the Company under the Company’s group term life insurance policy and accidental death and dismemberment policy on behalf of the Named Executive Officers.

(2)	In order to increase the retention value of the Company’s stock option programs, on November 23, 2004 the Board approved an exchange offer pursuant to which all employees and consultants with stock options granted under the 2002 Non-Executive Stock Option Plan, 1997 Equity Incentive Plan and 1995 Equity Incentive Plan could exchange them for new stock options to be granted in the future (the

“Exchange Offer”). Under the terms of the Exchange Offer, which commenced on November 26, 2004, eligible employees and consultants who chose to participate tendered their stock options for cancellation (the “Tendered Options”) on or before December 27, 2004 and received one new option for each option cancelled with an exercise price equal to the fair market value on June 29, 2005, based on the closing price of the common stock as reported by the Nasdaq Market on that date (the “Replacement Options”). The Replacement Options generally have the same terms and are subject to the same conditions as the Tendered Options and will have a term of ten years beginning on the grant date, assuming continued employment, unless other superseding circumstances apply.

(3)	Fred S. L. Chan received 540,000 Replacement Options in exchange for his 540,000 Tendered Options, of which 400,000 were granted in 2004.

(4)	Represents the value of a watch awarded to Mr. Chan as a gift for 20 years of service to the Company at the 20th anniversary celebration of the Company.

(5)	Robert L. Blair received 346,666 Replacement Options in exchange for his 346,666 Tendered Options.

(6)	Represents the value of a watch awarded to Mr. Blair as a gift for 10 years of service to the Company at the 20th anniversary celebration of the Company.

(7)	James B. Boyd received 60,000 Replacement Options in exchange for his 60,000 Tendered Options, of which 30,000 were granted in 2004.

Stock Option Grants In Last Fiscal Year

The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

						Potential Realizable
	Individual Grants(1)					Value at Assumed
	Number of					Annual Rates of
	Securities		Percent of Total			Stock Price
	Underlying		Options Granted to	Exercise of		Appreciation For
	Options		Employees in	Base Price	Expiration	Option Term ($)(2)
Name	Granted (#)		Fiscal Year (%)(3)	($/Sh)(4)	Date	5%	10%

Fred S.L. Chan	21,030	(5)(a)	0.4	4.532	2010	59,939	151,896
	68,450	(5)(b)	1.3	4.532	2010	195,093	494,403
	118,970	(5)(c)	2.3	4.12	2015	308,257	781,183
	331,550	(5)(d)	6.4	4.12	2015	849,061	2,177,030
Robert L. Blair	346,666	(6)	6.6	4.12	2015	898,228	2,276,285
James B. Boyd	60,000	(7)	1.1	4.12	2015	155,463	393,973

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.

(2)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	The Company granted stock options representing 5,219,803 shares to employees in the last fiscal year, of which 3,589,503 shares, each with an exercise price of $4.12, were Replacement Options granted to employees participating in the Exchange Offer.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares, to the extent permissible under applicable law.

(5)	In consideration of the total of 540,000 Tendered Options, from three different option grants, Mr. Chan received a total of 540,000 Replacement Options with the following vesting schedules:

(a) 14,020 shares were fully vested on the date of grant and 1/12th of the remaining 7,010 shares vest monthly on the 3rd day of each month commencing June 3, 2006 through May 3, 2007.

(b) 7,455 shares were fully vested on the date of grant and 1/6th of 2,796 shares vest monthly on the 10th day of each month commencing July 10, 2005 through December 10, 2005; 1/12th of 20,182 shares vest monthly on the 10th day of each month commencing January 10, 2006 through December 10, 2006; 1/12th of 21,350 shares vest monthly on the 10th day of each month commencing January 10, 2007 through December 10, 2007; 1/2 of 16,667 shares vest monthly on the 10th day of each month commencing January 10, 2008 through February 10, 2008.

(c) 45,980 shares were fully vested on the date of grant and 1/12th of the remaining 72,990 shares vest monthly on the 3rd day of each month commencing June 3, 2006 through May 3, 2007.

(d) 125,878 shares were fully vested on the date of grant and 1/6th of 47,204 shares vest monthly on the 10th day of each month commencing July 10, 2005 through December 10, 2005; 1/12th of 79,818 shares vest monthly on the 10th day of each month commencing January 10, 2006 through December 10, 2006; 1/12th of 78,650 shares vest monthly on the 10th day of each month commencing January 10, 2007 through December 10, 2007.

(6)	In consideration of the total of 346,666 Tendered Options, from three different option grants, Mr. Blair received a total of 346,666 Replacement Options, of which 273,333 were fully vested on the date of grant. The remaining 73,333 options vested ratably on the 3rd day of each month commencing July 3, 2005 through May 3, 2006.

(7)	In consideration of the total of 60,000 Tendered Options, from two different option grants, Mr. Boyd received a total of 60,000 Replacement Options with the following vesting schedules:

(a) 30,000 options: 1/12th of 5,000 shares vest monthly on the 3rd day of each month commencing July 3, 2005 through June 3, 2006; 1/12th of 15,000 shares vest monthly on the 3rd day of each month commencing on July 3, 2006 through June 3, 2007; 1/12th of 10,000 shares vest monthly on the 3rd day of each month commencing July 3, 2007 through June 3, 2008.

(b) 30,000 options: 1/12th of 20,000 shares were fully vested on the date of grant; 1/12th of 20,000 shares vest monthly on the 3rd day of each month commencing July 3, 2005 through May 3, 2006; 1/12th of 10,000 shares vest monthly on the 3rd day of each month commencing June 3, 2006 through May 3, 2007.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal year 2005, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values of “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and $3.43 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq Market on December 30, 2005.

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
	Acquired on	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(2)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Fred S.L. Chan	—	—	825,000	305,000	—	—
Robert L. Blair	—	—	804,389	191,666	15,881	—
James B. Boyd	—	—	200,000	70,000	—	—

(1)	“Value Realized” represents the fair market value of the shares of common stock underlying the option on the date of exercise less the aggregate exercise price of the option.

(2)	These values, unlike the amounts set forth in the column entitled “Value Realized,” have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company’s common stock on December 30, 2005, the last day of trading for the fiscal year 2005.

Equity Compensation Plan Information

The following table summarizes information with respect to options under ESS’ equity compensation plans at December 31, 2005:

Equity Compensation Plan Information(1)

	Number of
	Securities to be		Number of Securities
	Issued	Weighted-Average	Remaining Available for Future
	Upon Exercise of	Exercise Price of	Issuance Under Equity
	Outstanding Options,	Outstanding Options,	Compensation Plans
	Warrants and Rights	Warrants and Rights	(Excluding Securities Reflected
Plan Category	(a)(3)	(b)($)	in Column (a))(c)

Equity compensation Plans approved by security holders	7,934,703	5.68	3,322,368	(2)
Equity compensation plans not approved by security holders	1,818,619	4.75	167,551

Total	9,753,322	5.51	3,489,919

(1)	Includes only options outstanding under ESS’ stock option plans, as no stock warrants or rights were outstanding as of December 31, 2005.

(2)	Includes 292,010 shares of common stock reserved for future issuance under the ESS Technology, Inc. 1995 Employee Stock Purchase Plan.

(3)	Includes outstanding options to purchase 26,146 shares of ESS common stock assumed through the acquisition of Platform Technologies, Inc.

REPORT OF THE AUDIT COMMITTEE

In 2000, the Board of Directors adopted a written charter for the Audit Committee under which the Audit Committee performs its functions and responsibilities. This charter has been amended and restated from time to time in light of the Sarbanes-Oxley Act of 2002 and new SEC and Nasdaq Market rules. The Audit Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit Committee deems appropriate.

Each of the Audit Committee members satisfies the definition of independent director in accordance with applicable SEC and Nasdaq Market rules. In addition, the Board of Directors has determined that each Audit Committee member qualifies as an audit committee financial expert as defined by SEC rules. The Audit Committee met nine times during fiscal year 2005.

The Audit Committee has reviewed and discussed the Company’s audited financial statements, together and separately, with the independent registered public accounting firm and with management, which has primary responsibility for the financial statements. The Audit Committee has also reviewed the interim financial information contained in each quarterly earnings announcement with management and the Company’s independent registered public accounting firm prior to the public release of such earnings announcement.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the adequacy of the Company’s internal control system, financial reporting procedures and other matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Company’s independent registered public accounting firm have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee has reviewed the general scope of the Company’s annual audit and fees charged by the independent registered public accounting firm, has reviewed and approved the fees for and monitored the performance of non-audit services by the Company’s independent registered public accounting firm and has reviewed the fairness of any proposed transactions between any officer, director or other affiliate of the Company and the Company. The Audit Committee concluded that PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with PricewaterhouseCoopers LLP’s independence.

Based on its reviews of the Company’s 2005 audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s 2005 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

AUDIT COMMITTEE

Gary L. Fischer, Chairman
David S. Lee
Peter T. Mok
Alfred J. Stein

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

The Compensation Committee, consisting entirely of independent directors as defined by the applicable Nasdaq Market rules, acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Compensation Committee administers the Company’s incentive and equity plans, including the 1995 Equity Incentive Plan, the 1995 Employee Stock Purchase Plan, the 1997 Equity Incentive Plan and the 2002 Non-Executive Stock Option Plan. The Compensation Committee also reviews compensation for the executive officers of the Company, including its Chairman, CEO and other executive officers named in the Summary Compensation Table (the “Named Executive Officers”).

It is the Compensation Committee’s philosophy to link the Named Executive Officers’ compensation to corporate performance. Thus, under the Company’s compensation policy, a designated portion of the Named Executive Officers’ total compensation is tied to the Company’s performance objectives and individual objectives established at the beginning of the Company’s fiscal year. The performance objectives and individual objectives approved by the Compensation Committee incorporate strategic corporate objectives that are designed to elicit performance critical to the short-term and long-term success of the Company. Each Named Executive Officer’s performance is measured against the performance objectives and goals established for him. The base salary, target bonuses, target total cash compensation and stock option grants of the Named Executive Officers are determined in part by the Compensation Committee reviewing data on prevailing compensation practices of comparable technology companies with whom the Company competes for executive talent, and evaluating such information in connection with the Company’s corporate goals and compensation practice.

Stock Options

Stock option grants for executives and employees are a key element of market-competitive total compensation. In addition to their base salary, the Company’s Named Executive Officers are eligible to receive cash bonuses and to participate in the 1995 Equity Incentive Plan, the 1995 Employee Stock Purchase Plan and the 1997 Equity Incentive Plan. The Company grants stock options to attract and retain employees, including executive officers, and to align the interests of employees with those of the shareholders. Stock options have value for the Named Executive Officers only if the price of the Company’s stock increases above the fair market value on the date of grant and the Named Executive Officers remain in the Company’s service for the period required for the shares to vest.

The recent deterioration in the price of the Company’s common stock strongly undercut the Board of Directors’ desire to provide all employees of the Company with the opportunity to participate in the Company’s long-term growth through its stock option programs. In order to increase the retention value of the Company’s stock option programs, on November 23, 2004 the Board approved an exchange offer pursuant to which all employees and consultants with stock options granted under the 2002 Non-Executive Stock Option Plan, 1997 Equity Incentive Plan and 1995 Equity Incentive Plan could exchange them for new stock options to be granted in the future (the “Exchange Offer”). Under the terms of the Exchange Offer, which commenced on November 26, 2004, eligible employees and consultants who chose to participate tendered their stock options for cancellation (the “Tendered Options”) on or before December 27, 2004 and received one new option for each option cancelled with an exercise price equal to the fair market value on June 29, 2005, based on the closing price of the common stock as reported by the Nasdaq Market on that date (the “Replacement Options”). The Replacement Options generally have the same terms and are subject to the same conditions as the Tendered Options and will have a term of ten years beginning on the grant date, assuming continued employment, unless other superseding circumstances apply.

In connection with the Exchange Offer, approximately 3,705,449 shares, representing approximately 42% of the options eligible for the Exchange Offer, including 946,666 shares from executive officers (as set forth in the table below), were tendered and cancelled. Consistent with treatment of other eligible employees, pursuant to the Company’s Exchange Offer, for their Tendered Options, the executive officers received Replacement Options on June 29, 2005 with an exercise price equal to the fair market value of the Company’s common stock on the grant date, except Mr. Chan who received Replacement Options with an exercise price equal to 110% of the fair market value on the date of the grant due to his ownership of more than 10% of the Company’s stock. The closing price of the Company’s common stock as reported on the Nasdaq Market on June 29, 2005 was $4.12.

		Number of	Market Price
		Securities	of Stock	Exercise Price			Length of Original
		Underlying	at Time of	at Time of			Option Term
		Options	Repricing or	Repricing or	New		Remaining at
		Repriced or	Amendment	Amendment	Exercise		Date of Repricing
Name	Date(1)	Amended (#)	($)	($)	Price ($)(2)		or Amendment(4)

Fred S.L. Chan	12/27/04	21,030	4.12	14.267	4.532	(3)	1.84 years
	12/27/04	68,450	4.12	16.450	4.532	(3)	8.62 years
	12/27/04	118,970	4.12	12.970	4.12		1.84 years
	12/27/04	331,550	4.12	16.450	4.12		8.62 years
Robert L. Blair	12/27/04	17,000	4.12	15.000	4.12		4.01 years
	12/27/04	15,420	4.12	12.970	4.12		6.85 years
	12/27/04	3,750	4.12	12.250	4.12		3.01 years
	12/27/04	11,250	4.12	12.250	4.12		3.01 years
	12/27/04	144,580	4.12	12.970	4.12		6.85 years
	12/27/04	154,666	4.12	15.000	4.12		4.01 years
James B. Boyd	12/27/04	30,000	4.12	14.020	4.12		6.85 years
	12/27/04	30,000	4.12	10.870	4.12		8.93 years

(1)	The date on which options were tendered into the Exchange Offer.

(2)	The new exercise price of the options was $4.12, the fair market price of the Company’s common stock on June 29, 2005, the date of issuance of the Replacement Options, unless otherwise noted.

(3)	The exercise price of these Replacement Options are 110% of the fair market value on the date of the grant because Mr. Chan is a shareholder owning more than 10% of the total combined voting power of all classes of the Company’s stock.

(4)	Length of term remaining was determined based on June 29, 2005, the issuance date of the Replacement Option.

Compensation of Executive Officers

During the fiscal year that ended on December 31, 2005, the Company’s executive compensation program was comprised of the following key components: base salary, annual bonus and equity-based incentive compensation.

Base Salary.  Base salaries for the Company’s executive officers other than the CEO are based upon recommendations by the CEO, taking into account such factors as salary norms in comparable companies, a subjective assessment of the nature of the position and the contribution and experience of the executive officer.

Annual Bonus.  The Company’s cash bonus program seeks to motivate executive officers to work effectively to achieve the Company’s financial performance objectives and to reward them when such objectives are met.

Equity-Based Incentive Compensation.  Stock options are an important component of the total compensation of executive officers. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executive officers a significant, long-term interest in the Company’s success and help retain key executive officers in a competitive market for executive talent. The Company’s 1995 Equity Incentive Plan and 1997 Equity Incentive Plan authorize the Compensation Committee to grant stock options to executive officers. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based upon past performance of the executive and the relative holdings of other executive officers in the Company. The option grants generally utilize four-year vesting periods to encourage executive officers to continue contributing to the Company, and they generally expire no later than ten years from the date of grant.

Compensation of the Chief Executive Officer

The Company’s compensation plan for the CEO includes the same elements and performance measures as the plans of the Company’s other executive officers, except the CEO does not make recommendations to the Compensation Committee regarding his own base salary. The Compensation Committee evaluates the performance of the Company’s CEO, sets his base compensation and determines bonuses and awards stock or option grants, if any. Mr. Blair’s base salary for fiscal year 2005 was $328,000, same as his base salary for fiscal year 2004.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets the requirements for the “performance-based” exception to the general rule. The 1995 Equity Incentive Plan, the 1997 Equity Incentive Plan, and the 2004 Management Incentive Plan, permit the Company to pay compensation that is “performance-based” and thus is fully deductible by the Company under Section 162(m). It is the Compensation Committee’s policy to qualify, to the extent reasonable, the executive officers’ compensation for deductibility under applicable tax law.

COMPENSATION COMMITTEE

David S. Lee, Chairman
Peter T. Mok

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of David S. Lee and Peter T. Mok. No member of the Compensation Committee or executive officers of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for the Company’s common stock, Nasdaq Stock Market (US) Index and RDG Technology Composite Index (a published industry index). The graph assumes the investment of $100 in the Company’s common stock and in each of the indexes on December 31, 2000, and reinvestment of all dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ESS TECHNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

Date	12/00	3/01	6/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04	3/05	6/05	9/05	12/05
ESS TECHNOLOGY, INC. Investment Value	100.00	112.20	206.83	208.11	432.92	422.33	357.17	125.23	128.08	121.36	198.54	219.51	346.78	298.52	218.09	139.49	144.78	107.31	85.73	72.29	69.84
NASDAQ STOCK MARKET (U.S.) Investment Value	100.00	73.72	87.54	61.02	79.83	76.22	61.60	49.36	56.74	56.92	68.48	75.63	84.13	83.57	86.18	80.06	91.75	83.94	86.75	91.17	93.75
RDG TECHNOLOGY COMPOSITE Investment Value	100.00	71.66	80.59	53.73	73.38	68.78	50.35	37.04	45.44	44.98	54.00	59.86	67.21	66.89	67.83	60.79	69.20	63.34	64.95	69.15	71.31

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

INCORPORATION BY REFERENCE

The Report of the Audit Committee (including reference to the independence of the Audit Committee members), the Report of the Compensation Committee, and the Performance Graph above are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

CERTAIN BUSINESS RELATIONSHIPS

Fred S.L. Chan, the Company’s Chairman of the Board, beneficially owns approximately 100% of the outstanding shares of Vialta, the former majority-owned subsidiary of the Company. Mr. Chan currently serves as Vialta’s Chairman of the Board of Directors. Under existing relationships between ESS and Vialta, for the sale of certain ESS products, the rental of certain ESS real estate properties, and the provision of certain services, ESS charged Vialta a total of $331,000, net of miscellaneous charges from Vialta, in fiscal year 2005.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company’s Board of Directors has adopted forms of acceleration agreement for non-employee directors and executive officers of the Company. Under the acceleration agreement for non-employee directors, in the event of death or a change in control (each, an “Acceleration Event”), the vesting schedule for all unvested options that are outstanding as of the date of the Acceleration Event shall be immediately vested and exercisable in full. Additionally, if any benefit under an acceleration agreement would be subject to the excise tax under Code Section 4999, the non-employee director shall receive the greater of (as determined on an after-tax basis) the full amount of the benefits or such lesser amount that would result in no excise tax.

Under the acceleration agreement for executive officers, in the event of an executive officer’s death or involuntary termination, including voluntary termination for a good reason, within two months before a change in control, all unvested options that are outstanding as of such change in control shall be immediately vested upon the effective date of such change in control and exercisable in full. Separately, in the event of a change in control, the vesting schedule for 50% of unvested options that are outstanding as of the date of the change in control shall be immediately vested and exercisable in full, with the remaining unvested options to accelerate upon an involuntary termination within 12 months after a change in control. Additionally, if any benefit under an acceleration agreement would be subject to the excise tax under Code Section 4999, the executive officer shall receive the greater of (as determined on an after-tax basis) the full amount of the benefits or such lesser amount that would result in no excise tax.

The Company entered into a retention and incentive agreement with Mr. Boyd pursuant to which, for his commitment to remain continuously employed by the Company through March 1, 2006, the Company paid Mr. Boyd a $90,000 retention and incentive bonus. The $90,000 payment was subject to payback in the event of an earlier voluntary termination or a failure to comply with the notice provision set forth in the agreement.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

Pursuant to the Company’s articles of incorporation, bylaws and the Company’s indemnification agreements with its officers and directors, the Company is obligated to indemnify and advance expenses of its officers and directors under certain circumstances to the fullest extent permitted by California law. After the Company revised its revenues and earnings guidance for the third quarter of 2002 on September 12, 2002, several derivative suits against the Company as a nominal defendant and certain of the Company’s officers and directors and a series of putative federal class action lawsuits were filed against the Company (the “ESS Cases”) In connection with the ESS Cases, during fiscal 2005, the Company paid an aggregate of $2,633,196 for joint expenses, as to which there has been no allocation of expenses among defendants.

Except as set forth above, in fiscal year 2005, the Company has not been a party to any transaction exceeding $60,000 in value with any of the Company’s directors, nominees for election as a director, executive officers, holders of more than 5% of the Company’s common stock or any member of the immediate family of any such persons, other than normal compensation arrangements that are described under the “Executive Compensation” section of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements for the year ended December 31, 2005 were satisfied on a timely basis.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholders may submit proposals to be included in the Company’s proxy materials on matters appropriate for shareholder action at subsequent annual meetings of the Company. For inclusion in the Company’s proxy materials, a shareholder proposal must be received by the Company no later than 120 days prior to the anniversary of the mailing of the prior year’s proxy statement, consistent with Rule 14a-8 promulgated under the Exchange Act. If a shareholder wishes to present a proposal at the Company’s annual meeting and the proposal is not intended to be included in the Company’s proxy materials, the shareholder must submit such proposals in writing to the Company not later than 45 days prior to the first anniversary of the mailing of the prior year’s proxy statement, consistent with Rule 14a-4 under the Exchange Act.

In order for the Company to receive notice by the shareholder a reasonable time before it mails its proxy materials, any shareholder who intends to present a proposal to be included in the proxy materials for the annual meeting in 2007 must deliver a written copy of the proposal to the Company’s principal executive offices no later than the close of business on July 9, 2007. For submission of shareholder proposals for discretionary voting (not intended to be included in the Company’s proxy materials), a shareholder must give notice of such a proposal no later than the close of business on September 27, 2007 (“Discretionary Vote Deadline”). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company’s 2007 annual meeting of shareholders.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

JAMES B. BOYD
Chief Financial Officer,
Senior Vice President and
Assistant Secretary

Fremont, California
November 8, 2006

IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible. If a quorum is not reached, the Company will have the added expense of re-issuing these proxy materials. If you attend the Annual Meeting and so desire, you may withdraw your proxy and vote in person.

Thank you for acting promptly.

Appendix A

ESS TECHNOLOGY, INC.

Charter for the Audit Committee
of the Board of Directors

Purpose and Powers

The purpose and powers of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of ESS Technology, Inc., a California corporation (the “Company”); to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal control over financial reporting; to appoint, compensate and oversee the Company’s independent registered public accounting firm (“independent accountants”); to oversee the finance function of the Company (which will include, among other matters, the Company’s investment activities); to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Articles of Incorporation, to delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year and make recommendations to the Board regarding changes or amendments the Committee deems appropriate. This review is initially intended to be conducted at the first regular Audit Committee meeting following the Company’s Annual Meeting of Shareholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do so by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.

Membership

The Audit Committee shall consist of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee and the Audit Committee as a whole shall meet the independence standards and have the financial expertise as required by the Rules of the Nasdaq Market (the “Nasdaq Rules”), the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations, as in effect from time to time, subject to the “exceptional and limited circumstances” exception under the Nasdaq Rules. At least one member of the Audit Committee shall qualify as an “Audit Committee Financial Expert” in accordance with the Exchange Act and any other applicable laws, rules or regulations.

Meetings

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountants’ examination and management report.

Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1. Appoint the independent accountants and approve the compensation of and oversee the independent accountants.

2. Engage outside counsel and other advisors to advise the Audit Committee, and approve the compensation of and directly oversee such outside counsel and other advisors.

3. Review the plan for and the scope of the audit and related services at least annually.

4. Confirm that the proposed audit engagement team for the independent accountants complies with the applicable accountant rotation rules.

5. Pre-approve all audit services and permitted non-audit services to be provided by the independent accountants as required by the Exchange Act; in connection with the pre-approval of any permitted tax services, review additional information required by law to be furnished by the independent accountants and discuss with the independent accountants whether such services may have a detrimental effect on its independence.

6. Inquire of Finance management of the Company and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7. Review with Finance management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

8. Review with Finance management and the independent accountants at the completion of the annual audit:

a. The Company’s annual financial statements and related footnotes;

b. The independent accountants’ audit of the financial statements;

c. Any significant changes required in the independent accountants’ audit plan;

d. Any serious difficulties or disputes with management encountered during the course of the audit; and

e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

9. Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.

10. Ensure the receipt of, and review, a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

11. Review with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.

12. Take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

13. Review with Finance management and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles (“GAAP”), and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

14. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants and Finance management. Review with the independent accountants and Finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

15. Review and discuss with Finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

16. Oversee the adequacy of the Company’s system of internal control over financial reporting. Obtain from the independent accountants management letters or summaries on such internal control over financial reporting. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

17. Oversee the effectiveness of the internal audit function and obtain from the officers that certify the Company’s financial reports an assessment of the internal control over financial reporting, a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations.

18. Oversee the Company’s compliance with the Foreign Corrupt Practices Act.

19. Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

20. Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

21. Review and approve all related party transactions other than compensation transactions.

22. Review the periodic reports of the Company with Finance management and the independent accountants prior to filing of the reports with the SEC.

23. In connection with each periodic report of the Company, review:

a. Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;

b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

24. Periodically discuss with the independent accountants, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

25. Review and discuss with Finance management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts.

26. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control over financial reporting or auditing matters.

27. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

28. Conduct assessment of the effectiveness of the Audit Committee.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Finally, the Audit Committee shall ensure that the Company’s independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s shareholders and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountant to be proposed for shareholder approval in any proxy statement).

Reports

The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Shareholders.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ESS TECHNOLOGY, INC.
2006 ANNUAL MEETING OF SHAREHOLDERS
      The undersigned shareholder of ESS Technology, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 8, 2006, and hereby appoints Robert L. Blair and James B. Boyd, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of ESS Technology, Inc. to be held on December 18, 2006 at 2:00 p.m. local time, at the Fremont Marriott, located at 46100 Landing Parkway, Fremont, CA 94538, and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
      The Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) “FOR” the election of directors in the manner described in the Proxy Statement, (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the item not marked.
(Continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.	Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

				FOR	WITHHELD
1.	Election of Directors			☐	☐
	Nominees:
01	Fred S.L. Chan
02	Robert L. Blair	04	Peter T. Mok
03	Gary L. Fischer	05	Alfred J. Stein

For all nominees except as noted below:

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

And, in their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Signature	Signature	Date:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Internet and telephone voting is available through 11:59 PM EST
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as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ESST Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the internet at: http://www.esstech.com